EXHIBIT 8.1

                           GIORDANO, HALLERAN & CIESLA
                           A PROFESSIONAL CORPORATION

                                ATTORNEYS AT LAW

                               125 HALF MILE ROAD

                               POST OFFICE BOX 190

                          MIDDLETOWN, NEW JERSEY 07748

                                 (732) 741-3900

                               FAX: (732) 224-6599

                              441 EAST STATE STREET
                            TRENTON, NEW JERSEY 08625
                                 (609) 695-3900

                           PLEASE REPLY TO: MIDDLETOWN

                                   ----------

                                 March 27, 2006

FSM-Delaware, Inc.
922 Highway #33
Building 6, Suite 1
Freehold, NJ 07728

Ladies and Gentlemen:

      You have requested our opinion regarding the material U.S. Federal income tax consequences expected to result to holders of the Common Stock of Foodarama Supermarkets, Inc., a New Jersey corporation (the "Company"), as a result of the transactions described in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on March 27, 2006, as amended (the "Registration Statement"). All capitalized terms used but not defined herein have the meanings ascribed to them in the Registration Statement.

      For the purpose of rendering our opinion, we have examined and relied upon copies of such corporate records of the Company and other documents, including the Registration Statement filed by the Company, as we have deemed necessary or appropriate.

      In the event that the transactions described in the Registration Statement are consummated in a manner that is inconsistent with the manner in which it is described in the Registration Statement, our opinion may be adversely affected and may not be relied upon.

      We have advised you in connection with the material U.S. Federal income tax consequences described in the Registration Statement. We confirm that the statements of law and legal conclusions contained in the Registration Statement under the caption "Certain Federal Income Tax Consequences of the Share Exchange and Merger" constitute our opinion.

      This opinion represents and is based upon our best judgment regarding the application of U.S. Federal income tax laws arising under the Internal Revenue Code of 1986, as amended,

          GIORDANO, HALLERAN & CIESLA
          A PROFESSIONAL CORPORATION
               ATTORNEYS AT LAW

FSM-Delaware, Inc.
March 24, 2006
Page 2

United States Treasury Regulations, judicial decisions and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position and that a court will not reach a different conclusion. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the U.S. Federal income tax laws.

      This opinion addresses only the matters set forth herein and does not address any other U.S. Federal, state, local or foreign tax consequences that may result from the transactions described in the Registration Statement.

      This opinion is being delivered to you and may be referenced and referred to in the "Certain Federal Income Tax Consequences of the Share Exchange and Merger" section in that certain Registration Statement. It is not to be used, circulated, quoted or otherwise referred to for any other purposes without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                GIORDANO, HALLERAN & CIESLA
                                                A Professional Corporation

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